UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 26, 2015

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

The information regarding the Independent Director Agreement entered into by Rex Energy Corporation (the “Company”) and Jack N. Aydin described under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Jack N. Aydin will join the Company’s Board of Directors effective June 1, 2015, to serve until the Company’s next Annual Meeting of Stockholders.

Mr. Aydin has over 45 years of experience as a financial analyst covering the oil and gas industry. He was a senior analyst with KeyBanc Capital Markets for over 40 years, most recently serving as Senior Managing Director from 2000 until his retirement in 2014. While at KeyBanc, Mr. Aydin primarily focused his analyst coverage on the exploration and production sector, particularly on small and mid-cap E&P companies. In addition, he managed the KeyBanc Sales and Trading office for 10 years and served as interim Director of Research in 2003. Mr. Aydin began his career in 1968 with Filor, Bullard and Smythe, where he served as both an equity research analyst and Director of Research. Over the course of his career, Mr. Aydin has been recognized numerous times by leading financial publications for his excellence in stock selection and earnings estimations. He currently serves as a director of Synergy Resources Corporation, and is a member of the National Association of Petroleum Investment Analysts, the Oil Analysts Group of New York, and the New York Society of Security Analysts. He holds an MBA degree in finance and economics, as well as a Bachelor of Science degree from Farleigh Dickinson University in New Jersey, and a Bachelor of Science degree in Philosophy from St. Ephraim Seminary in Mosul, Iraq.

In connection with his appointment as a director of the Company, Mr. Aydin entered into an Independent Director Agreement with the Company. The agreement provides that Mr. Aydin will be entitled to the compensation provided for in the Director Compensation Plan of the Company, as the plan may be amended from time to time (the “Plan”), including an equity grant in connection with his election to the Board. The description of the current Plan was included in the Company’s Proxy Statement on Schedule 14A under the heading “Director Compensation in 2014” filed with the U.S. Securities and Exchange Commission on March 27, 2015, and such information is hereby incorporated by reference into this Current Report on Form 8-K. The agreement further provides that the Company will reimburse Mr. Aydin for his reasonable out-of-pocket expenses incurred in connection with the performance of his duties as a director, that he will be covered by any directors’ and officers’ liability insurance maintained by the Company, and that he is entitled to limitations of liability and indemnification rights as provided in the Company’s Certificate of Incorporation and Bylaws, the General Corporation Law of the State of Delaware, and other applicable law. The foregoing description of the Independent Director Agreement is qualified in its entirety by reference to the complete text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

There are no arrangements or understandings between Mr. Aydin and any other person pursuant to which Mr. Aydin was elected as a director, and the Company believes there are no transactions to which Mr. Aydin has a material interest requiring disclosure under Item 404(a) of Regulation S-K. However, Mr. Aydin was employed by KeyBanc, most recently serving as Senior Managing Director from 2000-2014. Since 2007, KeyBanc has acted as lead underwriter for four public common equity offerings by the Company, served in the syndicate of initial purchasers for two private debt offerings by the Company and served in the syndicate of underwriters for one public preferred equity offering by the Company. The Company estimates that it paid KeyBanc approximately $1,158,500 in underwriting and initial purchaser fees in 2014.

Item 7.01	Regulation FD Disclosure.

On May 26, 2015, the Company issued a press release announcing the appointment of Mr. Aydin as a director of the Company effective June 1, 2015, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

10.1	Independent Director Agreement effective June 1, 2015 by and between Rex Energy Corporation and Jack N. Aydin

99.1	Press Release of Rex Energy Corporation dated May 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: May 26, 2015	By:	/s/ Jennifer L. McDonough
		Name:	Jennifer L. McDonough
		Title:	Vice President, General Counsel and Corporate Secretary